Exhibit 99.1

AeroVironment, Inc. Appoints Cindy Lewis to Board of Directors

•	Accomplished CEO Brings Extensive Experience in Growth Oriented Aerospace & Defense Businesses

•	Arnold Fishman to Retire at End of Current Term

AeroVironment Portfolio of Intelligent, Multi-Domain Robotic Systems for Defense and Commercial markets (Graphic: AeroVironment, Inc.)

ARLINGTON, Va., Aug. 11, 2021 – AeroVironment, Inc. (NASDAQ: AVAV), a global leader in intelligent, multi-domain robotic systems, today announced that Cindy Lewis has been appointed to its board of directors effective August 10, 2021. Lewis brings to AeroVironment more than 30 years’ experience in delivering high reliability products and technical solutions to the Aerospace and Defense industry. Since 1998, she has served as the chief executive officer of AirBorn Consolidated Holdings, Inc. where she led the transition of the company from a small connector shop to a middle market electronics company. Concurrently, the company announced that Arnold Fishman has decided to retire from AeroVironment’s board of directors and not stand for re-election at the company’s 2021 Annual Meeting of Stockholders, at which his term will end.

“Cindy’s experience in transitioning AirBorn into a global mid-market electronics company will provide a valuable perspective for AeroVironment as we position our portfolio of mission critical solutions for continued top-line growth” said Wahid Nawabi, AeroVironment’s president and chief executive officer. “Her specific experience in technology development and commercialization, high reliability manufacturing, and capital deployment will be especially relevant as we leverage our future-defining capabilities to penetrate new markets and achieve solid financial results.”

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“At the same time, we would not be where we are today without Arnold Fishman’s years of dedicated service; Arnold, who was first appointed to the board in 1998, has provided strong governance and invaluable guidance as AeroVironment transitioned from a small privately-held company to the leading high-technology innovator we are today” said Wahid Nawabi. “We thank him for his many contributions and wish him well in his future endeavors.”

ABOUT CINDY LEWIS

Lewis is the Chairperson, President and Chief Executive Officer of Airborn Consolidated Holdings, Inc. – a middle market employee-owned company specializing in high reliability electronics manufacturing. During her time in these roles since 1998, she developed the company’s growth strategy and successfully transitioned AirBorn into the prosperous middle market company it is today. Lewis has led AirBorn through multiple refinancing initiatives to fund growth capital investments and acquisitions which subsequently broadened the company’s capabilities and provided strategic market diversification. She also oversees the company’s Environment, Social, and Governance (“ESG”) strategy and leads Diversity, Equity, and Inclusion (“DEI”) activities. Separately, Lewis served from 2006 through 2019 in various board and officer roles for the National and Southwest Chapter of the ESOP Association which promotes employee ownership awareness and best practices. She currently serves on the Georgetown, TX Chamber of Commerce Board of Directors. Lewis earned her Bachelors Degree in Accounting from The University of Texas at Arlington – College of Business and completed an Executive Development Program at The Wharton School, University of Pennsylvania.

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ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems and serves defense, government and commercial customers. For more information, visit www.avinc.com.

SAFE HARBOR STATEMENT

Certain statements in this press release may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us

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